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                                                                  EXHIBIT 10.18

                                  AGREEMENT

THIS AGREEMENT ("Agreement") is made and entered into as of January 10, 1994 (the "Commencement Date"), by and between SPELLING ENTERTAINMENT GROUP INC., a Florida corporation ("Employer") and KATHLEEN COUGHLAN ("Employee"). The parties agree to the following:

     1. DUTIES: Employer engages Employee to serve in the capacity of Vice President - Corporate Controller. During the term of this Agreement, Employer shall determine in its discretion, consistent with the scope of Employee's contemplated duties, the specific duties and responsibilities of Employee as well as determine the particular office or offices, if any, to be held by Employee with Employer or its affiliates or subsidiaries. Employee shall report to the Chief Financial Officer or such other person as may be designated by Employer from time to time. Employee shall furnish such other services to Employer as may be reasonably requested by Employer. Employee shall furnish his services to Employer on an exclusive basis, provided that Employer acknowledges that Employee has a non exclusive consulting agreement with MGM (a copy of which has been supplied to Employer). Employee shall not perform services which would interfere with the performance of his services hereunder for any individual, partnership, corporation or other entity, or engage in self employment, without the prior written consent of Employer and shall not engage in any activity which would interfere with the performance of his services hereunder. Employee shall not become financially interested in or associated with, directly or indirectly, any other individual, partnership, corporation or other entity in connection with the production, distribution or exhibition of motion pictures, television programs, sound recordings, theatrical plays, any visual and/or audio recordings of any kind, in the broadcasting and/or music publishing businesses, or any other entertainment related business or activity; provided, however, that the foregoing shall not prevent Employee from (i) holding a passive legal or beneficial interest in any partnership, corporation or other entity which is not a competitor of Employer (or any subsidiary of Employer) in any of the Employer's (or any of its subsidiaries) major lines of business or (ii) from holding a legal or beneficial interest not exceeding one percent (1%) of the outstanding stock of any publicly traded corporation whether or not such publicly traded corporation competes with Employer (or any of its subsidiaries) in any of Employer's (or any of its subsidiaries') major lines of business.

     2. TERM OF EMPLOYMENT: Subject to prior termination of this Agreement as hereinafter provided, Employer hereby employs Employee and Employee hereby accepts employment with Employer, under the terms and conditions set forth in this Agreement, for a period of two (2) years, commencing on the Commencement Date and terminating on January 10, 1996 (the "Employment Term").

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3.  COMPENSATION:

    3.1 Base Salary: As compensation for the performance by Employee of all his obligations hereunder, Employer shall pay Employee a base salary ("Base Salary") as follows: Employee's Base Salary during the first year of the Employment Term shall be $175,000. Employee's Base Salary for the second year of the Employment Term shall be no less than $175,000 and shall be subject to review. All compensation under this section shall be payable in accordance with Employer's normal practices. No additional compensation shall be payable to Employee by reason of any hours worked on Saturdays, Sundays, holidays or otherwise.

    3.2 Bonus Compensation: Employee may also be eligible to receive a discretionary bonus, but the decision whether to award a bonus and, if so, the amount of any such bonus, shall be determined by Employer in Employer's sole and absolute discretion.

4.  BENEFITS:

    4.1 Expenses: Employer agrees to repay or reimburse Employee for ordinary and necessary business expenses compatible with Employer's general policies, upon the presentation of itemized statements of such business expenses on the form generally used by executives of Employer within forty-five (45) days of the incurrence of the expense. Employee shall obtain the express, specific permission of the Chief Financial Officer of Employer before incurring any significant business expenses out of the ordinary course.

    4.2 Medical and Insurance Benefits: During the Employment Term, Employer shall provide Employee with those group medical and insurance benefits generally available to executives of a comparable level, as such benefits may be modified from time to time in Employer's sole and absolute discretion.

    4.3 Stock Options: Employee shall be granted 50,000 stock options to purchase common stock of Employer, at a purchase price equal to the closing price on January 10, 1994, pursuant to the terms of the SEGI Stock Participation Plan. Said options shall vest in four (4) equal annual installments commencing January 10, 1995. Vesting of stock options shall cease upon termination of Employee's employment for any reason, and Employee's right to exercise stock options shall cease after termination of Employee's employment for any reason in accordance with the terms of the SEGI Stock Participation Plan.

    4.4 Vacation: During the Employment Term, Employee shall be entitled to four (4) weeks vacation per year without reduction in Employee's Base Salary, in accordance with the policies established from time to time by Employer.

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         4.5  Pension: Employee shall be eligible to participate in Employer's
     401(k) plan offered to its employees, on the same terms and conditions applicable to all employees of similar stature under the plan.

         4.6 Travel: If Employee is required to travel on company business, Employee's travel arrangements (i.e., class of travel and level of accommodations) shall be in accordance with Employer's policies, as the same may be modified from time to time, applicable to other employees of similar position.

         4.7 Benefits: All the benefits described in this Section shall cease immediately upon the termination of Employee's employment with Employer for any reason, subject to Employee's rights under COBRA.

     5. TERMINATION BY EMPLOYER FOR CAUSE: Notwithstanding anything to the contrary in this Agreement, if at any time Employee commits any act or omission, which constitutes "cause", as defined below, then Employee shall be in breach of this Agreement, and Employer shall have the right to terminate Employee's employment immediately and retain any rights in equity or law including rights of offset against Employee for such breach, and Employee's compensation and benefits shall cease immediately, subject only to such rights Employee may have under COBRA. As used herein, the term "cause" shall mean:

           (i) Employee's conviction of any crime (whether or not involving Employer) which constitutes a crime of moral turpitude or is punishable by imprisonment of one year or more;

          (ii) Actions or omissions by Employee involving willful malfeasance or gross negligence, or constituting a material breach of this Agreement or Employer's duties to Employer;

         (iii) Employee's commission of a material act of fraud or dishonesty, whether prior or subsequent to the date hereof;

          (iv) Employee's knowing failure or willful refusal to perform Employee's duties as required by this Agreement on an exclusive and full-time basis;

           (v) Employee's knowing or willful violation of any rule or regulation of Employer applicable to other employees of similar stature; or

          (vi) Any other act, omission or event constituting justifiable legal cause as determined by a court of competent jurisdiction.

     6. MITIGATION: If Employee's employment is terminated by Employer without cause, Employee shall be entitled to payment through the end of the Employment Term of Employee's Base Salary and an amount equal to Employee's COBRA payments; provided, Employee shall have an affirmative duty to use good faith efforts to seek substitute employment,


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and Employer shall be entitled to reduce the amount of Base Salary and applicable benefits payable to Employee under this Agreement by the amount of salary, bonus and/or benefits or other compensation of any kind, earned or received by Employee from any third party and/or any amounts or compensation earned via self employment from the date of termination through the end of the Employment Term.

     7. CONFIDENTIALITY: During the term of Employee's employment and thereafter, Employee shall keep in confidence and shall not use for Employee or others, or divulge to others, any secret or confidential information, knowledge, data or plans of Employer, including without limitation, matters of a business nature such as information about costs and profits, records, customer lists, customer data, and sales data, or matters of a creative nature including without limitation matters regarding or including ideas of a literary or dramatic nature, or regarding any form of motion pictures. The preceding sentence shall not apply to any such knowledge, information, data or plan which
(i) is now or becomes generally available to the public other than as a result of Employee's breach of this Section, (ii) was in Employee's possession on a non-confidential basis prior to its being obtained by Employee in Employee's capacity as an employee, officer or director of Employer, or (iii) is now or becomes available to Employee on a non-confidential basis from a source other than Employer, provided Employee does not know (or have reason to know) of any breach by such source of any confidentiality obligations they may have with respect thereto. Any and all records, files, drawings, documents, models, equipment and the like relating to Employer's business which Employee shall prepare or use, or come into contact with shall not be removed from Employer's premises without Employer's written consent, except as required in the course of Employee's employment during the term of Employee's employment, and shall be returned to Employer immediately upon the termination of Employee's employment hereunder. If Employee breaches any of the covenants in this Section, then Employer shall have the right to enforce any legal or equitable remedy (including, without limitation, preliminary and permanent injunctive relief and accounting for all profits and benefits) that may be available. Employee acknowledges that any breach of such covenants could cause irreparable harm to Employer.

     8. DISABILITY: At any time that Employee is Materially Disabled (as hereinafter defined) during the Employment Term, Employer may at its election terminate this Agreement thereof to Employee, and both Employee and Employer shall thereupon be released and discharged of and from all further obligations when this Agreement hereunder except for obligations under Sections 7 and 10 and 11 hereof. "Materially Disabled" shall mean any instance where Employee is not able to render full services as contemplated hereby for any period aggregating more than three (3) consecutive months or four (4) months in the aggregate during any twelve (12) month period. Employee acknowledges the critical nature of her position and the functions Employee exercises with Employer and that Employee's continued employment after she is materially disabled would constitute an undue hardship to Employer for which no further reasonable accommodation would be possible.

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     9.  DEATH: In the event of Employee's death, at any time during the term hereof, this Agreement shall terminate, and both Employee and Employer shall thereupon be released and discharged from all further obligations hereunder except for any vested benefits and earned and unpaid earned Base Salary for time worked.

    10. SOLICITATION: Upon the termination of the employment relationship between Employer and Employee, and for a period of one (1) year thereafter, Employee agrees not to induce or attempt to induce any employees of Employer to seek or to accept employment with any entity other than Employer.

    11. OWNERSHIP OF IDEAS: Employer shall own, and Employee hereby transfers and assigns to it, all rights, of every kind and character throughout the world, in perpetuity, in and to any material and/or ideas and all results and proceeds of Employer and Employee's services hereunder, or conceived of or produced during the term of Employee's Employment by either of them, whether the same consists of literary, dramatic, musical, motion picture, mechanical, or any other form of works, themes, ideas, inventions, creations, products or compositions. Employee agrees to execute and deliver to Employer such assignments, certificates of authorship, or other instruments in accordance with standard industry practice as Employer may require from time to time to evidence ownership of the results and proceeds of Employer's and Employee's services. Employee's agreement to assign to Employer any of his rights as set forth in this Section 11 does not apply to any invention which qualifies fully under the provisions of Section 2870 of the California Labor Code, where no equipment, supplies, facility, or trade secret information of Employer was used and which was developed entirely upon Employee's own time, and which (i) does not relate to the business of Employer or to its actual or demonstrably anticipated research or development, or (ii) which does not result from any work performed by Employee for Employer.

    12. REPRESENTATIONS AND WARRANTIES: Employee represents and warrants that Employee has all right, power, authority, and capacity, and is free, to enter into this Agreement; and that by doing so Employee will not violate or interfere with the rights of any other person or entity; and that Employee is not subject to any contract, understanding, or obligation which will or might prevent, interfere with, or impair the performance of this Agreement by Employee. Employee will indemnify, defend and hold Employer harmless with respect to any losses, liabilities, demands, claims, fees, expenses, damages, and costs (including attorneys' fees and court costs) resulting from or arising out of any breach or alleged breach of any representation, warranty or covenant of Employee contained herein. Employee is familiar with the requirements of
Section 507 (regarding the acceptance or payment of money or other consideration for the inclusion of program matter) of the Federal Communications Act, is aware that the violation of Section 507 constitutes a criminal offense, has not violated and will not violate any of the provisions of said Section 507, and has not and will not do any act which would require disclosure pursuant to said Section 507. Employer shall indemnify, defend and hold harmless Employee for any claims, losses or damages (including reasonable attorney's fees) arising out of the carrying out of Employee's duties under this Agreement, except for claims, losses and damages arising out of the gross negligence or malfeasance of Employee.

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    13.  SERVICES UNIQUE: It is mutually understood and agreed that Employee's services and covenants, being personal to Employee are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, for the loss of which Employer cannot be reasonably compensated in damages in an action at law, and therefore in the event of any breach by Employee of this Agreement, Employer shall be entitled to make application to a court of competent jurisdiction for equitable relief by way of injunction or otherwise. This provision shall not, however, be construed as a waiver of any of the rights which Employer may have for damages under this Agreement or otherwise, and all of Employer's rights and remedies shall be unrestricted.

    14. COMPLETE AGREEMENT; MODIFICATION: This Agreement constitutes the entire agreement between Employer and Employee and no further or other agreement, condition or stipulation affecting the particular matters or things agreed upon in this Agreement, except as specifically provided for or identified herein, shall be valid or binding unless the same be in writing and executed by Employer and Employee.

    15. SEVERABILITY: If any provision of this Agreement is declared invalid, illegal, or incapable of being enforced by any court of competent jurisdiction, all the remaining provisions of this Agreement shall nevertheless continue in full force and effect and no provision shall be deemed dependent upon any other provision unless so expressed herein.

    16. ASSIGNMENT: This Agreement shall not be assignable by Employee. Notwithstanding the foregoing, Employer shall be free to assign this Agreement to any subsidiary or affiliate or successor of Employer or, if Employer is reorganized, any successor's corporation. For example, change of control of Employer shall not be deemed to be an assignment for purposes of this provision.

    17. PAYMENT OF TAXES: To the extent that any taxes become payable by Employee by virtue of any payments made or benefits conferred by Employer, Employer shall not be liable to pay or obligated to reimburse Employee for any such taxes or to make any adjustment under this Agreement. Any payments hereunder to Employee, including but not limited to the Base Salary, shall be made net of any required withholding and other appropriate payroll deductions.

    18. OBLIGATION TO SUBSIDIARIES AND AFFILIATES OF EMPLOYER: Employee acknowledges and agrees that all of Employee's covenants and obligations to Employer shall run in favor of and shall be enforceable by any and all subsidiaries and affiliates of Employer, and Employee acknowledges that wherein Employee has an obligation or covenant

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running in favor of Employer, the term "Employer" shall include all subsidiaries and affiliates of Employer.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    SPELLING ENTERTAINMENT GROUP INC.

                                    By:  /s/ THOMAS P. CARSON
                                         -----------------------------

                                    Its: Senior Vice President
                                         -----------------------------


                                    /s/ KATHLEEN COUGHLAN
                                    ----------------------------------
                                    Kathleen Coughlan

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                      AMENDMENT TO EMPLOYMENT AGREEMENT


     This Amendment to Employment Agreement ("Amendment") is made and entered into as of September 1, 1994, by and between SPELLING ENTERTAINMENT GROUP INC., a Florida corporation ("Employer") and KATHLEEN COUGHLAN ("Employee"). The parties agree that this Amendment amends and modifies that certain employment agreement by and between the parties hereto entered into as of January 10, 1994 ("Agreement") in the following respects, and the following respects only:

     1. DUTIES. Employer engages Employee to serve in the capacity of Senior Vice President--Corporate Controller as of the date of this Amendment.

     2. TERM OF AGREEMENT. Subject to prior termination as provided for in the Agreement, Employer hereby extends the Employment Term, and Employee hereby accepts such extension of the Employment Term, under the terms and conditions set forth in the Agreement, for a period of an additional one (1) year. Accordingly, the Employment Term, as amended herein, will expire on January 9, 1997, rather than on January 9, 1996.

     3. COMPENSATION. Employee's Base Salary is subject to review and possible adjustment after each year of employment hereunder. Although Employee acknowledges that Employer's agreement to so review Employee's Base Salary after each year of employment hereunder does not obligate Employer to increase her Base Salary, Employee's Base Salary shall not be decreased below $175,000 per annum.

     4. BENEFITS. Any stock options granted to Employee will continue to vest during the Employment Term if Employee is terminated without cause as defined in Paragraphs 5 and 6 of the Agreement.

     5. COMPLETE AGREEMENT AND AMENDMENT; MODIFICATION. This Amendment, together with the Agreement as amended by this Amendment, constitutes the entire agreement between Employer and Employee and no further or other agreement, amendment, modification, condition or stipulation affecting the Agreement or Amendment shall be valid or binding unless the same be in writing and executed by the Chief Executive Officer and President of Employer, or Chief Financial Officer of Employer, and Employee.


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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

                                      SPELLING ENTERTAINMENT GROUP INC.

                                      By:  /s/ THOMAS P. CARSON
                                           -----------------------------

                                      Its: Executive Vice President
                                           -----------------------------


                                      By:  /s/ KATHLEEN COUGHLAN
                                           ----------------------------
                                           KATHLEEN COUGHLAN

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